As filed with the Securities and Exchange Commission on March 7, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Clover Health Investments, Corp.
(Exact name of registrant as specified in its charter)

Delaware	98-1515192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Not Applicable1
(Address of Principal Executive Offices) (Zip Code)
Clover Health Investments, Corp. 2020 Equity Incentive Plan
(Full title of the plan)

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Amy L. Blackman, Esq.
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004-1980
(212) 859-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
1 We are a remote-first company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address: secretary@cloverhealth.com, or to our agent for service of process at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Clover Health Investments, Corp. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) to register 11,033,499 additional shares of Class A common stock under the Registrant’s 2020 Equity Incentive Plan (the "EIP"), pursuant to the provisions of that plan providing for an automatic increase in the number of shares reserved for issuance under such plans.
Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference, in each case with respect to the EIP, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 1, 2021 (Registration No. 333-254947), the contents of Registrant’s Registration Statement on Form S-8 filed with the Commission on March 9, 2022 (Registration No. 333-263401) and the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on March 9, 2023 (Registration No. 333-270395) and the contents of the Registrant's Registration Statement on Form S-8 filed with the Commission on March 28, 2024 (Registration No. 333-278316), including all attachments and exhibits thereto, except to the extent, supplemented, amended or superseded by the information set forth herein.
PART I
As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants of the EIP as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus for the EIP that meets the requirements of Section 10(a) of the Securities Act.
PART II
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:
a.the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (File No. 001-39252), filed with the Commission on March 3, 2025;
b.all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and
c.the description of the Registrant’s common stock, which is registered under Section 12 of the Exchange Act, contained in the Registration Statement on Form 8-A (File No. 001-39252) filed with the Commission on January 7, 2021, as amended by the description of the Registrant's common stock contained in Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 3, 2025, and including any further amendment or report filed for the purpose of updating such description.
All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Officers and Directors.
Not applicable.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following exhibits are filed herewith:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.					X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Clover Health Investments, Corp.					X

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1 to this Registration Statement)					X

24.1	Power of Attorney (included on the signature page of this Registration Statement)					X

99.1	Clover Health Investments, Corp. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Registrant's Form 8-K filed (File No. 001-39252) with the Commission on January 12, 2021)	8-K	001-39252	10.4	1/12/21

107	Calculation of Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodside, State of California, on March 7, 2025.

Clover Health Investments, Corp.

By:	/s/ Andrew Toy
Name:	Andrew Toy
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Clover Health Investments, Corp., hereby severally constitute and appoint Andrew Toy, Peter Kuipers, and Karen M. Soares, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Clover Health Investments, Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Andrew Toy	Chief Executive Officer (Principal Executive Officer) and director	March 7, 2025
Andrew Toy

/s/ Peter Kuipers	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 7, 2025
Peter Kuipers

/s/ Vivek Garipalli	Director and Executive Chair	March 7, 2025
Vivek Garipalli

/s/ Chelsea Clinton	Director	March 7, 2025
Chelsea Clinton

/s/ Carladenise Armbrister Edwards	Director	March 7, 2025
Carladenise Armbrister Edwards

/s/ Demetrios L. Kouzoukas	Director	March 7, 2025
Demetrios L. Kouzoukas

/s/Anna U. Loengard	Director	March 7, 2025
Anna U. Loengard

/s/ William G. Robinson, Jr.	Director	March 7, 2025
William G. Robinson, Jr.

/s/ Lee A. Shapiro	Director	March 7, 2025
Lee A. Shapiro

/s/ Thomas L. Tran	Director	March 7, 2025
Thomas L. Tran